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                                 EMPLOYMENT AGREEMENT

               AGREEMENT effective as of the date of execution, by and between NORTH CINCINNATI SAVINGS BANK, INC., an Ohio corporation (hereinafter referred to as the "Company"), and MICHAEL W. KELLEY (hereinafter referred to as "Employee")

                                     WITNESSETH:

               WHEREAS, Employee is presently employed by the Company as a senior executive; and

               WHEREAS, the Board of Directors of the Company (the "Board") recognizes the Employee's contribution to the Company's business during the past 24 months, and

               WHEREAS, Employee is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided; and

               WHEREAS, in order to effect the foregoing, the Company and Employee wish to enter into this Employment Agreement on the terms and conditions set forth below.

               THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the Company and Employee agree as follows:

               1. Employment. The Company does hereby agree to employ Employee, subject to the terms and conditions hereinafter contained, as its Senior Management Executive, and Employee hereby agrees to serve the Company as its Senior Management Executive, upon the terms and conditions herein contained; provided, however, that the Company may appoint Employee to any other executive management position without affecting the terms of this Agreement.

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               2.   Term.  The term of this Agreement (the "Term") shall
commence on the date hereof and shall terminate on December 31, 1999 unless said agreement is sooner terminated as hereinafter provided.

               3.   Employee Responsibilities.

                    (a) Employee agrees during the term of his employment hereunder to use his best efforts, skills and abilities to promote the Company's business and interests and to perform such duties consistent with the position or positions to which he is appointed as may be assigned to him by the Board or its Executive Committee. Employee shall maintain communication with the Board of the Company concerning his areas of responsibility and shall supply the Board with the written reports, business plans, budgets, forecasts and other studies concerning the business of the Company as he shall prepare from time to time during his employment by the Company hereunder, which reports, plans, budgets, forecasts and other studies shall be implemented only with the approval of the Board of its Executive Committee.

                    (b) Employee agrees to abide by any and all reasonable rules and regulations governing the transaction of business as the Board may from time to time adopt or approve.

                    (c) Employee agrees that if elected as a member of the Board or any committee thereof or as an officer or member of the Board of Directors of any subsidiary or affiliate of the Company, Employee shall serve in such capacities without any compensation in addition to that provided to Employee in this Agreement.

               4. Compensation. The Company shall pay Employee, and Employee shall accept from the Company, in full payment for any and all services rendered by him hereunder, including, without limitation, all services as an officer or director or both of the Company and/or its

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subsidiaries or affiliates, a salary at an annual rate of $75,000 payable monthly (unless otherwise agreed) subject to increase at the sole discretion of the Board of Directors.

               5.   Fringe Benefits

                    (a) Vacation. Commencing on January 1, 1997, in any calendar year term hereof, Employee shall be entitled to paid vacation of an aggregate of three weeks (fifteen business days) to be taken at such time or times and for such duration as is consistent with the performance of his duties hereunder. Should Employee, subject to the approval of the Board not take any of said vacation days during any such calendar year, the Company shall pay Employee for each vacation day not taken an amount equal to Employee's annual salary at such time divided by 250 days.

                    (b) Other Benefits. Employee shall be entitled to the following additional benefits:

                         (i)  Health Insurance for Employee and his family;

                        (ii) Life Insurance in the amount of not less than $100,000.00, payable to such beneficiary(ies) as are designated by Employee from time to time.

                       (iii) All federally recognized holidays and bank holidays; and

                        (iv) A disability policy to cover Employee for income lost in the event of disability.

               All other so-called "fringe benefits" in the nature of pension plans, profit sharing plans, stock options, and the like, which may be provided by the Company for its management level employees during the term of employment, will be extended to Employee on a basis comparable to that provided for other management level employees.

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               6.   Termination.  Employee's rights under this Employment
agreement shall continue during the Term hereof. The Term shall expire as set forth in Paragraph 2 hereof or on the date: (i) Employee dies; (ii) Employee and the Company agree to the termination of Employee's employment hereunder; (iii) Employee is dismissed for cause, as defined in Paragraph 9 hereof; (iv) the Company determines that Employee has become disabled, as provided in Paragraph 10 hereof. Employee covenants and agrees to deliver at the termination date all resignations requested by the Board.

               7. Continuation of Medical Benefits After Termination. As the expiration of the Term, if Employee ceases to be an employee of the Company, the Company shall provide Employee and Employee's family the same rights to continue coverage under the Company's medical, health and hospitalization plans which Employee would have under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), if the Company has over twenty-five employees and were required to offer continuation coverage by COBRA provided such coverage can be obtained by Company.

               8.   Termination After Change In Control.

                    (a) Notwithstanding anything to the contrary herein, after a Change in Control of the Company (as defined in subparagraph (c) hereof), the Company shall have the right any time, at its sole option, to terminate Employee's employment hereunder without cause upon thirty (30) days' prior written notice; provided, however, that if Employee's employment is terminated pursuant to this Paragraph 8, the Company shall pay Employee, and Employee shall accept in full satisfaction of the Company's obligation under this Agreement (except for the Company's obligations under Paragraph 7 hereof), an amount equal to the greater of Employee's aggregate

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compensation hereunder which Employee would have been paid hereunder if
Employee had continued to be employed by the Company through the later of (i) December 31, 1999, or (ii) twelve months after the date Employee's employment is terminated. Employee hereby acknowledges that as a condition to his right to receive the payments provided for in this Paragraph 8 he will be required to, and Employee hereby agrees that he will, execute and deliver to the Company all resignations requested by the Company and a form of release and any other documents reasonably requested by the Company to acknowledge full satisfaction by Employee of the Company's obligations under this Agreement.

                    (b) At any time within six (6) months following a Change in Control of the Company, Employee may resign from the Company for good reason in which event the Employee shall be entitled to receive severance benefits specified in Paragraphs 7 and 8(a). For purposes of this Agreement the Employee shall have good reason to resign under the following circumstances; (i) the Company without Employee's prior written consent shall have changed or attempted to change in any significant respect the authority, duties, compensation, benefits, work location or other terms or conditions of employees employment or; (ii) Employee shall have determined in good faith in his sole and absolute discretion that he is unable to work harmoniously and effectively with the new management at the Company and that he is otherwise unable effectively to carry out his duties and discharge his responsibilities to the bank and his corporation.

                    (c) For the purposes of this Agreement, a "change in control of the Company" shall mean any of the following;

                         (i)  a change in control of the Company of the kind
that would be required to be reported in response to Item 1 of Form 8-K promulgated by the Securities and

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Exchange Commission ("SEC") under the Securities Action of 1934, and as in effect on the date hereof;

                         (ii) Any person or group of persons acting in
concert, shall have acquired, directly or indirectly, beneficial ownership (as defined in Rule 13d-3(a) of the SEC) of twenty percent (20%) or more of the voting power of the Company's then outstanding shares other than beneficial ownership by the Employee, by any employee benefit plan of the Company or by any person or entity organized, appointed, or established pursuant to the terms of any such benefit plan;

                         (iii)     The Company approves an agreement to merge
or to consolidate with, or to allow substantially all of its assets to be purchased by, another person or entity and as a result of such merger, consolidation, or sale of assets, less than a majority of the outstanding voting stock of the surviving, resulting or purchasing corporation is owned, immediately after the transaction, by the holders of the voting stock of the Company outstanding immediately before the transaction; or

               9.   Termination for Cause

                    (a) Notwithstanding anything contained herein to the contrary, the Company shall have the right, on three days' notice, to terminate Employee's employment hereunder for cause, as such term is defined in subparagraph (b) of this Paragraph 9.

                    (b) For the purpose of this Paragraph 9, the term "cause" means (i) the continued failure by Employee to substantially perform his duties hereunder (other than any such failure resulting from Employee's disability as determined in accordance with Paragraph 10 hereof) after demand for substantial performance has been delivered by the Company; (ii) fraud,

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misappropriation, embezzlement, intentional and material damage to important or material property of the Company of Employee; (iii) material breach by Employee of any of the provisions set out in Paragraphs 3(a), 3(b), 11 and 12 of this Agreement; or (iv) the conviction of Employee in a Court of law of for acts constituting a felony under the laws of the United States or of any state thereof.

               10.  Disability

                    (a) If, during the term of this Agreement, Employee contracts an illness or other injury which prevents performance by him or his duties as described herein for a consecutive period of three (3) months or more, then the Company, at its option, may at any time thereafter terminate this Agreement by serving thirty (30) days' prior written notice thereof on Employee. Employee's rights under this Agreement shall terminate and come to an end upon the date set forth in said notice as if such date were the termination date of this agreement. If prior to the date specified in such notice, Employee's illness or incapacity shall have been terminated and he is physically and mentally able to perform his duties on a full-time basis, he shall be entitled to resume employment hereunder as though such notice had not been given.

                    (b) During any period of disability and prior to the termination of this agreement as in this Paragraph 10 provided, Employee shall continue to be paid in full by the Company in accordance with the provisions of paragraph 4 of this agreement, except that the Company shall deduct from Employee's compensation as therein provided an amount equal to any disability insurance payments received by Employee for such period pursuant to disability insurance policies paid for and maintained by the Company for the benefit of Employee.

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                    (c)  If there should be any dispute between the parties
as to the Employee's physical or mental disability at any time, such question shall be settled by the majority opinion of three impartial reputable physicians, one of whom shall be selected by the Company, another by the Employee, and third by the two physicians selected by the Company and the Employee. The certificate of two such physicians as to the matter in dispute shall be final and binding on the parties.

               11. Outside Business Activities and No-Competition. During Employee's employment hereunder, Employee, without the prior authorization of the Board of Directors of the Company, shall not invest, directly or indirectly, in any corporation, partnership, sole proprietorship or other entity which supplies goods or services to the Company or to any of the Company's subsidiaries or affiliates, nor shall Employee knowingly, directly or indirectly, individually or as an employee, partner, stockholder, director, officer or investor (whether by way of debt or equity investment) of, or in any partnership, corporation, firm association, enterprise or other entity, engage, or any business competitive with the Company, except that Employee may invest in any publicly held corporation whose stock is listed on a national stock exchange or is regularly traded in the over-the-county market, provided that such investment and the investment of Employee's wife and Employee's children, during their respective minorities, shall not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of such corporation and further provided that Employee's wife's and Employee's minor children's only relationship with or to any such corporation is that a stockholder. Nothing herein contained shall be deemed to preclude Employee from managing his personal affairs and investments, provided it does not interfere with the full performance of his duties hereunder.

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               12.  Confidentiality.  Employee will not at any time either during the term of this Agreement or thereafter, except as authorized by the Company, divulge, furnish or make accessible to any person, firm, corporation or other entity any such confidential and sensitive information and any other information not otherwise publicly available which he presently possesses or which he may obtain during the course of his employment with respect to the business, products, customers, and affairs of the Company and/or any subsidiary or affiliate of the Company or trade secrets, developments, know-how methods or other information and data pertaining to practices, processes, equipment, products, developments or business or any confidential or secret aspect of the business of the Company and/or any subsidiary or affiliate of the Company and that all such matters and information shall be kept strictly and absolutely confidential. Employee, upon the termination of his employment, irrespective of the time, manner or cause of termination will surrender and deliver to the Company all lists, books, records and data of every kind relating to or in connection with the customers, suppliers, products and business of the Company and/or any subsidiary or affiliate of the Company and all property belonging to the Company and/or any subsidiary or affiliate of the Company which are in his possession or under his control.

               13. Irreparable Injury. Employee acknowledges that this compliance with his duties and obligations under Paragraphs 11 and 12 is necessary to protect the goodwill and other proprietary interests of the Company and the purposes and essence of this Agreement. Employee acknowledges that a breach of his duties and obligations under Paragraph 11 or 12 will result in irreparable and continuing damage to the Company and agrees that, in the event of any breach of

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any of the aforesaid duties and obligations, the Company and its successors and assigns shall be entitled to an injunction, damages and such other and further relief as may be proper.

               14. Assignability. Employee recognizes that this Agreement is personal to Employee and none of Employee's obligation under this agreement may be assigned or delegated by him. The Company may assign all of its rights and obligations hereunder by operation of law or upon the sale of all or substantially all of its assets and business, and it shall be a condition or any such assignment that the purchaser agree to assume all obligations hereunder to any affiliated company controlled by or under common control with the Company.

               15. Successors to the Company. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement.

               16. Prior Agreement. This Agreement supersedes and replaces any existing Employment Agreement by and between the Company and Employee.

               17. Miscellaneous. This agreement constitutes the whole agreement among the parties and shall be construed in accordance with the laws of the State of Ohio. No variation hereof shall be deemed valid except as in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by the Company or Employee of any breach by Employee or the Company of any provisions or condition of this Agreement by him

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or it to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or any subsequent time. In the event any provision of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

               18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or delivered to a United States post office, first-class postage prepaid, or given by prepaid telegram as follows (or to such changed address of which notice shall be given in the manner herein provided):

                        To Employee:        Michael W. Kelley
                                            7606 Carriage Lane
                                            Cincinnati, Ohio 45242

                        To Company:         North Cincinnati Savings Bank, Inc.
                                            9477 Kenwood Road
                                            Blue Ash, Ohio 45242

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and Employee has hereunto set his hand as of this 12th day of May, 1997.

                                  NORTH CINCINNATI SAVINGS BANK, INC.
ATTEST:

/s/ Eileen M. Davis                /s/ Robert J. Novak
------------------------------     ----------------------------------------


                                        /s/ Michael W. Kelley
                              ---------------------------------------------
                                        Michael W. Kelley



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